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                                                                   Exhibit 10.23



                                [ALLERGAN LOGO]



                                      2001
                              MANAGEMENT BONUS PLAN



                                  JANUARY 2001


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PURPOSE OF THE PLAN

The Allergan, Inc. 2001 Management Bonus Plan (the "Plan") is designed to reward eligible management-level employees for their contributions to providing Allergan's stockholders increased value for their investment through the successful accomplishment of specific financial objectives and individual performance objectives.
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PLAN YEAR

The Plan year runs from January 1, 2001 through December 31, 2001 for all locations that have a fiscal year beginning January 1 and ending December 31. For the international locations with fiscal years beginning December 1 and ending November 1, the Plan year is December 1, 2000 to November 30, 2001.
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ELIGIBILITY

All regular full-time and part-time employees of Allergan, Inc. and its subsidiaries (the "Company") scheduled to work 20 or more hours per week in salary grades 7E and above who are not covered by any other bonus or sales incentive plan are eligible to participate in the Plan. Notwithstanding anything in this Plan to the contrary, any individual shall not be eligible to participate in the Plan if such individual (a) performs services for the Company and is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company or (b) performs services for the Company pursuant to an agreement between the Company and any other person including a leasing organization. For the locations where the Plan year is January 1, 2001 through December 31, 2001, the participants must be employed on or before June 30, 2001; for the locations where the Plan year is December 1, 2000 through November 30, 2001, the participants must be employed on or before May 31, 2001. Participants must be actively employed by the Company on the date bonuses are paid in order to be eligible to receive a bonus. Participants who resign or are terminated for reasons other than those noted below will receive no bonus.

Bonuses, if any, for participants who become eligible after the beginning of the plan year, retire (defined as age 55 or over with at least 5 years of service), become disabled, die or transfer into a position covered by another incentive plan will be prorated. Bonuses, if any, for participants who are laid-off will be prorated provided the participant was eligible for at least six months of the Plan year. All proration will be based on the number of months of participation in the Plan during the Plan year.
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PERFORMANCE OBJECTIVES

Bonuses for Plan participants are based on both corporate performance and individual performance in relation to pre-established objectives, as follows:

CORPORATE OBJECTIVES

o EARNINGS PER SHARE--Corporate performance is measured in terms of Allergan, Inc.'s Earnings Per Share (EPS) performance. EPS is defined as net earnings from continuing operations as measured by Wall Street divided by the weighted average number of common and common equivalent shares on a diluted basis.

o OPERATING INCOME--Operating Income compared to budget will be considered for allocation of bonus pools by Business Unit/Function. Operating Income is defined as Net Sales minus

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     Cost of Goods minus Selling and General Administrative expenses minus
     Research & Development minus allocated corporate interest where applicable.
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INDIVIDUAL OBJECTIVES

     Management Bonus Objectives (MBOs) are prepared by each participant and his or her supervisor at the beginning of the Plan year and may be modified throughout the year as necessary. Objectives should reflect major results and accomplishments to be achieved in order to meet short- and long-term business goals that contribute to increased stockholder value. MBOs are expressed as specific, quantifiable measures of performance in relation to key operating decisions for the participant's business unit, such as managing inventory levels, receivables, expenses, or payables; increasing sales; eliminating unnecessary capital expenditures, etc.

     At the end of the Plan year, the supervisor evaluates the participant's performance in relation to his or her objectives in order to determine the size of the bonus award, if any. A more detailed description of how the award is calculated is provided under "Individual Bonus Award Calculation."
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BONUS POOL CALCULATION

The two components of this calculation are: Earnings Per Share; and Operating Income.

BONUS POOL FUNDING - Bonuses are funded when the Company achieves the threshold level of EPS performance. The level of bonus funding is first determined by EPS performance as outlined in the table below.

o    EARNINGS PER SHARE

            2001 EPS RANGE                  BONUS % OF TARGET
            --------------                  -----------------

                -$0.20                             40%
                -$0.15                             50%
                -$0.10                             60%
                -$0.08                             66%
                -$0.06                             73%
                -$0.04                             81%
                -$0.02                             90%
                TARGET                            100%
                +$0.02                            110%
                +$0.04                            119%
                +$0.06                            127%
                +$0.08                            134%
                +$0.10                            140%

               If actual EPS results fall between the performance levels shown above, bonuses will be prorated accordingly.

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BONUS POOL DIFFERENTIATION BY BUSINESS UNIT/FUNCTION

o OPERATING INCOME--The target bonus pool determined by EPS performance is modified for each business unit/function based on Operating Income results vs. budget. That is, a business unit that exceeds budget will receive a greater share of the total Company pool than a business unit that is below budget.

At the end of the year, the President and Chief Executive Officer of Allergan, Inc. may recommend adjustments to the bonus funding levels to the Organization and Compensation Committee (the "Committee") after consideration of key operating results. When calculating EPS performance for purposes of this Plan, the Committee has the discretion to include or exclude any or all of the following items:

o    extraordinary, unusual or non-recurring items

o    effects of accounting changes

o    effects of financing activities

o    expenses for restructuring or productivity initiatives

o    other non-operating items

o    spending for acquisitions

o    effects of divestitures

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INDIVIDUAL BONUS AWARD CALCULATION

Target bonus awards are expressed as a percentage of the participant's year-end annualized base salary. The target percentages vary by salary grade (see Attachment No. 1).

A participant's actual bonus award may vary above or below the targeted level based on the supervisor's evaluation of his or her performance in relation to the predetermined MBOs. Each participant may receive from 0% up to 150% of his or her target bonus amount. However, the total of all bonus awards given within each business unit must total no more than 100% of the total bonus pool dollars allocated to that business unit.
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METHOD OF PAYMENT

Cash awards are paid following the close of the Plan year after the review and authorization of bonuses by the Committee. Bonuses will be paid within 30 days following management communication of the award, through the participant's normal payroll channel. In the event of a Change in Control (as defined in Attachment No. 2), bonuses will be paid within 30 days of the effective date of the Change in Control.

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CHANGE IN CONTROL

If a Change in Control occurs after the close of the Plan year and Company performance supports bonus pool funding, participants will be paid a bonus based on performance in relation to the EPS target.

If the Change in Control occurs during the Plan year, participants will be paid a bonus prorated to the effective date of the Change in Control and EPS performance will be deemed to be the greater of:

o    100% of the EPS target or

o    the prorated actual year-to-date EPS performance

In either case, a participant's actual bonus may vary above or below the targeted level according to the provisions outlined in "Individual Bonus Award Calculation" above. Participants must be employed by the Company or its successor on the effective date of the Change in Control in order to receive the prorated payment, unless their employment is terminated for retirement, death, disability or otherwise without cause. For purposes of this plan, "cause" shall be limited to only three types of events: the willful refusal to comply with a lawful, written instruction of the Board so long as the instruction is consistent with the scope and responsibilities of the participant's position prior to the Change in Control; dishonesty which results in a material financial loss to the Company (or to any of its affiliated companies) or material injury to its public reputation (or to the public reputation of any of its affiliated companies); or conviction of any felony involving an act of moral turpitude.
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GENERAL

Management reserves the right to define corporate performance and individual performance and to review, alter, amend, or terminate the Plan at any time. This Plan does not constitute a contract of employment and cannot be relied upon as such. Any questions regarding this Plan should be directed to the Human Resources department or the Vice President, Compensation. This Management Bonus Plan document supersedes any previous document you may have received.

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                                ATTACHMENT NO. 1

                                [ALLERGAN LOGO]

                           2001 MANAGEMENT BONUS PLAN

                                  TARGET AWARDS


              SALARY GRADE                              TARGET BONUS*
              ------------                              -------------
                   7E                                        10%
                   8E                                        15%
                   9E                                        20%
                  10E                                        25%
                  11E                                        30%
                  12E                                        35%
                  13E                                        40%
                  14E                                        50%
                  15E                                        55%



--------

* As a percentage of year-end base salary.

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                                ATTACHMENT NO. 2
                          CHANGE IN CONTROL DEFINITION

"Change in Control" shall mean the following and shall be deemed to occur if any of the following events occur:

         (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of Allergan, Inc., a Delaware corporation ("Allergan") representing (i) 20% or more of the combined voting power of Allergan's then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of Allergan's then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

         (b) Individuals who, as of the date hereof, constitute the Board of Directors of Allergan (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Allergan's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Allergan, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Agreement, be considered as though such person were a member of the Incumbent Board of Allergan;

         (c) The consummation of a merger, consolidation or reorganization involving Allergan, other than one which satisfies both of the following conditions:

                  (1) a merger, consolidation or reorganization which would result in the voting securities of Allergan outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of Allergan or such other entity resulting from the merger, consolidation or reorganization (the "Surviving Corporation") outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in Allergan's voting securities immediately before such merger, consolidation or reorganization, and

                  (2) a merger, consolidation or reorganization in which no Person is or becomes the Beneficial Owner directly or indirectly, of securities of Allergan representing 20% or more of the combined voting power of Allergan's then outstanding voting securities; or

         (d) The stockholders of Allergan approve a plan of complete liquidation of Allergan or an agreement for the sale or other disposition by Allergan of all or substantially all of Allergan's assets.

Notwithstanding the preceding provisions of this Section, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Section is (1) an underwriter or underwriting syndicate that has acquired the ownership of any of Allergan's then outstanding voting securities solely in connection with a public offering of Allergan's securities,
(2) Allergan or any subsidiary of Allergan or (3) an employee stock ownership plan or other employee benefit plan maintained by Allergan (or any of its affiliated companies) that is qualified under the provisions of the Internal Revenue Code of 1986, as amended. In addition, notwithstanding the preceding provisions of this Section, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Section becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by Allergan which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of Allergan or through a stock dividend or stock split), then a Change in Control shall occur.

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